UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): April 1, 2008

Commission File Number: 333 - 118398

SOUND REVOLUTION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(state or other jurisdiction of incorporation or organization)

3281 Chartwell Green, Coquitlam, British Columbia, Canada V3E 3M9
(Address of principal executive offices)

604.376.0396 Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 5, 2008 Susanne Milka resigned as a Director of Sound Revolution Inc. (“Sound Revolution”). Ms. Milka’s resignation was not prompted by any disagreement with Sound Revolution. Ms. Milka’s resignation reduced the number of members of the board to three.

On April 7, 2008 Sound Revolution received the resignation of Garry Newman as a Director effective April 1, 2008. Mr. Newman’s resignation was not prompted by any disagreement with Sound Revolution. Mr. Newman’s departure reduced the number of members of the board to two.

Item 8.01 Other Events

On April 1, 2008 Charity Tunes Inc, a subsidiary of Sound Revolution, appointed Garry Newman as a Director. Mr. Newman’s appointment increases the number of members of the board to two.

Mr. Newman currently serves on the Advisory Board of the Music Therapy Foundation and Toronto Symphony Orchestra, Sonic Bloom. He has previously served on the Boards of Sound Revolution, the East Coast Music Association, the Canadian Country Music Association, the Canadian Arts and Sciences Academy and the Canadian Recording Industry Association. From 1998 – 2003, Mr. Newman served as the President and CEO of Warner Music Canada (“Warner”). Prior to this, Mr. Newman spent 13 years as the Senior Vice President, Sales and Marketing of Warner.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. - NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2008	SOUND REVOLUTION INC.
(Registrant)

By: /s/ Penny Green
Penny Green, Director, Chair of the Board,
Chief Financial Officer